EXHIBIT 99.2

SALEM COMMUNICATIONS ANNOUNCES INCREASE IN FOURTH

QUARTER 2012 TOTAL REVENUE OF 6.1% TO $60.6 MILLION

CAMARILLO, CA February 25, 2013 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2012.

Fourth Quarter 2012 Highlights

•

Fourth quarter revenue increased 6.1% to $60.6 million compared to the industry which increased 4.3%

•

Internet revenue increased 25.4%; acquired Godvine.com in October

•

Internet revenue represents 17% of fourth quarter total revenue

•

Began operating WTOH-FM in Columbus, Ohio and WGTK-FM in Greenville, South Carolina; closed on both the acquisitions in February 2013

•

Leverage ratio of 4.87

Fourth Quarter 2012 Results

For the quarter ended December 31, 2012 compared to the quarter ended December 31, 2011:

Consolidated

•

Total revenue increased 6.1% to $60.6 million from $57.1 million;

•

Operating expenses increased 9.0% to $50.3 million from $46.2 million;

•

Operating expenses excluding gain or loss on disposal of assets and impairment of long-lived assets increased 7.7% to $49.6 million from $46.0 million;

•

Operating income decreased 6.0% to $10.2 million from $10.9 million;

•

Net income increased 350.4% to $2.0 million, or $0.08 net income per diluted share, from $0.4 million, $0.02 net income per diluted share, in the prior year;

•

EBITDA increased 5.0% to $13.9 million from $13.2 million; and

•

Adjusted EBITDA increased 1.1% to $15.2 million from $15.1 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $47.0 million from $45.8 million;

•

Station operating income (“SOI”) increased 0.6% to $16.5 million from $16.4 million;

•

Same station net broadcast revenue increased 2.2% to $46.7 million from $45.7 million;

•

Same station SOI increased 0.3% to $16.5 million from $16.4 million; and

•

Same station SOI margin decreased to 35.3% from 36.0%.

Internet

•

Internet revenue increased 25.4% to $10.2 million from $8.1 million; and

•

Internet operating income increased 7.9% to $2.9 million from $2.7 million.

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EXHIBIT 99.2

Publishing

•

Publishing revenue increased 8.6% to $3.4 million from $3.1 million; and

•

Publishing operating income decreased 72.3% to $0.1 million from $0.2 million.

Included in the results for the quarter ended December 31, 2012 are:

•

A $0.2 million loss ($0.1 million, net of tax) on early retirement of long-term debt due to the repurchase of $4.0 million of the 9 5/8% senior secured second lien notes due in 2016;

•

A $0.5 million gain ($0.3 million, net of tax, or $0.01 per diluted share) from insurance proceeds received related to storm damage in the New York market offset by disposal of assets;

•

A $1.3 million impairment loss ($0.8 million, net of tax, or $0.03 per share) on land in Covina, California and mastheads; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended December 31, 2011 are:

•

A $0.8 million loss ($0.5 million, net of tax, or $0.02 per share) on early retirement of long-term debt due to the repurchase of $12.5 million of the 9 5/8% senior secured second lien notes due in 2016;

•

A $0.2 million loss ($0.01, net of tax) on disposal of assets;

•

A $0.6 million loss, net of tax, or $0.02 per share, from the discontinued operations of Samaritan Fundraising; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the three months ended December 31, 2012 and 2011.

Per share numbers are calculated based on 25,266,368 diluted weighted average shares for the quarter ended December 31, 2012, and 24,737,629 diluted weighted average shares for the quarter ended December 31, 2011.

Year to Date 2012 Results

For the year ended December 31, 2012 compared to the year ended December 31, 2011:

Consolidated

•

Total revenue increased 5.0% to $229.2 million from $218.2 million;

•

Operating expenses increased 12.8% to $198.7 million from $176.2 million;

•

Operating expenses excluding gain or loss on disposal of assets and impairment of long-lived assets increased 6.3% to $191.7 million from $180.3 million;

•

Operating income decreased 27.4% to $30.5 million from $42.0 million;

•

Net income decreased 21.2% to $4.4 million, or $0.18 net income per diluted share, from $5.6 million, or $0.23 net income per diluted share, in the prior year;

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EXHIBIT 99.2

•

EBITDA decreased 18.5% to $44.0 million from $54.0 million; and

•

Adjusted EBITDA decreased 0.4% to $53.5 million from $53.7 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $183.2 million from $178.7 million;

•

SOI decreased 1.3% to $62.4 million from $63.2 million;

•

Same station net broadcast revenue increased 2.3% to $182.1 million from $178.0 million;

•

Same station SOI decreased 1.2% to $62.4 million from $63.1 million; and

•

Same station SOI margin decreased to 34.2% from 35.4%.

Internet

•

Internet revenue increased 22.6% to $33.5 million from $27.3 million; and

•

Internet operating income increased 29.8% to $8.3 million from $6.4 million.

Publishing

•

Publishing revenue increased 3.2% to $12.5 million from $12.1 million; and

•

Publishing operating income decreased 63.9% to $0.2 million from $0.7 million.

Included in the results for the twelve months ended December 31, 2012 are:

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early retirement of long-term debt due to the repurchase of $21.5 million of the 9 5/8% senior secured second lien notes due in 2016;

•

A $6.9 million impairment loss ($4.1 million, net of tax, or $0.17 per share) on land in Covina, California and mastheads; and

•

A $1.4 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options primarily consisting of:

o

$0.9 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Included in the results for the twelve months ended December 31, 2011 are:

•

A $4.2 million gain ($2.5 million, net of tax, or $0.10 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals;

•

A $2.2 million loss ($1.3 million, net of tax, or $0.05 per share) on early retirement of long-term debt due to the repurchase and redemption of $35.0 million of the 9 5/8% senior secured second lien notes due in 2016;

•

A $0.7 million loss, net of tax, or $0.03 per share, from the discontinued operations of Samaritan Fundraising; and

•

A $1.0 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

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EXHIBIT 99.2

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the twelve months ended December 31, 2012 and 2011.

Per share numbers are calculated based on 24,986,966 diluted weighted average shares for the twelve months ended December 31, 2012, and 24,683,644 diluted weighted average shares for the twelve months ended December 31, 2011.

Balance Sheet

As of December 31, 2012, the company had $213.5 million of 9 5/8% senior secured second lien notes outstanding, $33.0 million drawn on its revolver, $7.5 million subordinated debt and $15.0 million subordinated debt payable to related parties.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 4.87 versus a compliance covenant of 6.25.

Today, Salem launched a tender offer to purchase for cash any and all of its outstanding 9 5/8% Notes and a related consent solicitation to amend the indenture governing the 9 5/8% Notes (collectively, the “Tender Offer”).  In connection with the Tender Offer, the company plans to enter into a new senior secured term loan of up to $300 million, which will be used to fund the purchase of any 9 5/8% Notes that are tendered in the Tender Offer, and retire all other outstanding corporate debt.  The company also plans to enter into a new senior secured revolving credit facility of up to $25 million.  If the requisite consents have been obtained from holders of the 9 5/8% Notes in the Tender Offer, substantially all of the restrictive covenants and certain events of default in the indenture governing the 9 5/8% Notes will be eliminated and the liens on the assets that secure the 9 5/8% Notes will be released, making any 9 5/8% Notes that remain outstanding after the consummation of the Tender Offer effectively subordinated to the new term loan and the new revolving credit facility to the extent of the value of the collateral.  Holders of the 9 5/8% Notes who tender by the consent payment deadline, which is anticipated to be March 8, 2013, will receive a consent payment as part of the Tender Offer consideration.  The Tender Offer is anticipated to expire on March 22, 2013.  Regardless of whether the company obtains the requisite consents from holders of the 9 5/8% Notes in the Tender Offer, the company intends, at its sole discretion and without any obligation to do so, to retire any 9 5/8% Notes that are not tendered in the Tender Offer in accordance with the terms of the indenture governing the 9 5/8% Notes, which may include redeeming the 9 5/8% Notes.

Cash Distribution

Salem paid a cash distribution of $0.035 per share on its Class A and Class B common stock on December 28, 2012 to shareholders of record as of December 14, 2012.  The distribution totaled approximately $0.9 million.  For the year, Salem has paid $3.4 million, or $0.14 per share, in cash distributions.

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EXHIBIT 99.2

Acquisitions and Divestitures

The following transactions were completed since October 1, 2012:

•

On February 15, 2013, the company completed the acquisition of radio station WTOH-FM (formerly WJKR-FM) in Columbus, Ohio for $4.0 million;

•

On February 5, 2013, the company completed the acquisition of radio station WGTK-FM (formerly WMUU-FM) in Greenville, South Carolina for $6.0 million, of which $1.0 million was paid upon closing, $2.0 million is payable in April 2014 and $3.0 million is payable in advertising credits;

•

On December 12, 2012, the company redeemed an additional $4.0 million of the 9 5/8% senior secured second lien notes due 2016 for $4.1 million, or at a price equal to 103% of the face value.  This transaction resulted in a $0.2 million pre-tax loss on the early retirement of debt; and

•

On October 2, 2012, the company acquired Godvine.com for $4.2 million.

Conference Call Information

Salem will host a teleconference to discuss its results on February 25, 2013 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-2159, passcode 9294829 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 11, 2013 and can be heard by dialing (719) 457-0820, passcode 9294829 or on the investor relations portion on the company’s website, located at www.salem.cc.

First Quarter 2013 Outlook

For the first quarter of 2013, Salem is projecting total revenue to increase 1% to 3% over first quarter 2012 total revenue of $54.3 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 2% to 5% as compared to the first quarter of 2012 operating expenses of $46.5 million.

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EXHIBIT 99.2

About Salem Communications

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 99 radio stations in 38 markets, including 61 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,400 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com, Christian radio ministries online at OnePlace.com and GodVine.com, online site with content shared by users in an interactive environment.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

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EXHIBIT 99.2

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, Internet operating income and publishing operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Internet operating income is defined as net Internet revenue minus Internet operating expenses.  Publishing operating income is defined as net publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before impairment of long-lived assets, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Internet operating income, publishing operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, Internet operating income publishing operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, Internet operating income, publishing operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

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EXHIBIT 99.2

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
		2011	2012		2011	2012
	(Unaudited)
Net broadcast revenue		$45,802	$46,956		$178,731	$183,180
Net Internet revenue		8,136	10,205		27,304	33,474
Net publishing revenue		3,122	3,389		12,131	12,525
Total revenue		57,060	60,550		218,166	229,179
Operating expenses:
Broadcast operating expenses		29,428	30,483		115,482	120,772
Internet operating expenses		5,432	7,287		20,889	25,145
Publishing operating expenses		2,934	3,337		11,475	12,288
Corporate expenses		4,463	4,578		17,503	18,892
Impairment of long-lived assets		―	1,288		―	6,896
Depreciation and amortization		3,738	3,872		14,971	14,647
(Gain) loss on disposal of assets		190	(514)		(4,153)	49
Total operating expenses		46,185	50,331		176,167	198,689
Operating income		10,875	10,219		41,999	30,490
Other income (expense):
Interest income		190	23		344	106
Interest expense		(6,540)	(6,124)		(27,665)	(24,911)
Loss on early redemption of long-term debt		(774)	(195)		(2,169)	(1,088)
Other income (expense), net		(20)	8		(40)	79
Income from continuing operations before income taxes		3,731	3,931		12,469	4,676
Provision for income taxes		2,705	1,921		6,110	153
Income from continuing operations		1,026	2,010		6,359	4,523
Loss from discontinued operations, net of tax		(580)	(1)		(741)	(95)
Net income		$446	$2,009		$5,618	$4,428

Basic income per share before discontinued operations		$0.04	$0.08		$0.26	$0.18
Income (loss) per share from discontinued operations, net of tax		(0.02)	―		(0.03)	―
Basic income per share after discontinued operations		$0.02	$0.08		$0.23	$0.18

Diluted income per share before discontinued operations		$0.04	$0.08		$0.26	$0.18
Income (loss) per share from discontinued operations, net of tax		(0.02)	―		(0.03)	―
Diluted income per share after discontinued operations		$0.02	$0.08		$0.23	$0.18

Dividends per share	$	―	$0.03	$	―	$0.14

Basic weighted average shares outstanding		24,554,245	24,726,148		24,475,102	24,577,605
Diluted weighted average shares outstanding		24,737,629	25,266,368		24,683,644	24,986,966

Other data:
Station operating income		$16,374	$16,473		$63,249	$62,408
Station operating margin		35.7%	35.1%		35.4%	34.1%

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EXHIBIT 99.2

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2011	December 31, 2012

Assets
Cash	$67	$380
Restricted cash	110	―
Trade accounts receivable, net	31,001	32,874
Deferred income taxes	6,403	6,248
Other current assets	4,385	5,858
Property, plant and equipment	111,222	99,467
Intangible assets, net	399,942	406,729
Deferred financing costs	5,489	4,002
Other assets	2,691	3,669
Total assets	$561,310	$559,227

Liabilities and Stockholders’ Equity
Current liabilities	$36,515	$48,524
Long-term debt and capital lease obligations	265,679	248,872
Deferred income taxes	48,077	47,593
Other liabilities	7,991	8,169
Stockholders’ equity	203,048	206,069
Total liabilities and stockholders’ equity	$561,310	$559,227

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EXHIBIT 99.2

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
	(Unaudited)
Capital Expenditures
Acquisition related / income producing	$257	$22	$1,950	$1,118
Maintenance	1,334	2,120	5,572	7,431
Total capital expenditures	$1,591	$2,142	$7,522	$8,549

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$45,666	$46,650	$178,025	$182,106
Net broadcast revenue – acquisitions	115	308	232	929
Net broadcast revenue – dispositions	23	(1)	331	5
Net broadcast revenue – format changes	(2)	(1)	143	140
Total net broadcast revenue	$45,802	$46,956	$178,731	$183,180

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$29,246	$30,177	$114,930	$119,745
Broadcast operating expenses revenue – acquisitions	102	306	211	808
Broadcast operating expenses – dispositions	79	2	187	74
Broadcast operating expenses – format changes	1	(2)	154	145
Total broadcast operating expenses	$29,428	$30,483	$115,482	$120,772

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$16,420	$16,473	$63,095	$62,361
Station operating income – acquisitions	13	2	21	121
Station operating income – dispositions	(56)	(3)	144	(69)
Station operating income – format changes	(3)	1	(11)	(5)
Total station operating income	$16,374	$16,473	$63,249	$62,408

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EXHIBIT 99.2

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income to Operating Income
Station operating income	$16,374	$16,473	$63,249	$62,408
Internet operating income	2,704	2,918	6,415	8,329
Publishing operating income	188	52	656	237
Less:
Corporate expenses	(4,463)	(4,578)	(17,503)	(18,892)
Depreciation and amortization	(3,738)	(3,872)	(14,971)	(14,647)
Impairment of long-lived assets	―	(1,288)	―	(6,896)
(Gain) loss on disposal of assets	(190)	514	4,153	(49)
Operating income	$10,875	$10,219	$41,999	$30,490

Reconciliation of Adjusted to EBITDA to EBITDA to Net Income
Adjusted EBITDA	$15,087	$15,246	$53,727	$53,529
Less:
Stock-based compensation	(304)	(373)	(950)	(1,368)
Loss on early retirement of long-term debt	(774)	(195)	(2,169)	(1,088)
Discontinued operations, net of tax	(580)	(1)	(741)	(95)
Impairment of long-lived assets	―	(1,288)	―	(6,896)
(Gain) loss on disposal of assets	(190)	514	4,153	(49)
EBITDA	13,239	13,903	54,020	44,033
Plus:
Interest income	190	23	344	106
Less:
Depreciation and amortization	(3,738)	(3,872)	(14,971)	(14,647)
Interest expense	(6,540)	(6,124)	(27,665)	(24,911)
Provision for income taxes	(2,705)	(1,921)	(6,110)	(153)
Net income	$446	$2,009	$5,618	$4,428

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$15,087	$15,246	$53,727	$53,529
Less:
Cash interest	(12,116)	(11,031)	(26,053)	(23,448)
Cash taxes	(8)	26	(226)	(220)
Capital expenditures	(1,591)	(2,142)	(7,522)	(8,549)
Free Cash Flow	$1,372	$2,099	$19,926	$21,312

Selected Debt Data	Outstanding at December 31, 2012	Applicable Interest Rate
9 5/8% senior subordinated notes	$213,500	9.63%
Revolving credit facility	33,000	3.32%
Subordinated debt	7,500	4.25%
Subordinated debt due to related parties	15,000	5.00%

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